UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2021

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2300, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into Material Definitive Agreement.

Agreement and Plan of Merger

On November 7, 2021, Zix Corporation, a Texas corporation (“Zix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Open Text Corporation, a Canadian corporation (“OpenText”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, OpenText will form a wholly-owned subsidiary (“Merger Sub”) which will commence a tender offer (the “Offer”) no later than November 22, 2021, to acquire all of the outstanding shares of common stock of Zix, $0.01 par value per share (the “Shares”), at an offer price of $8.50 per Share in cash, without interest and subject to any applicable withholding taxes (such amount, the “Offer Price”).

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered, received (within the meaning of Section 21.459(c) of the Texas Business Organizations Code (“TBOC”)) and not subsequently validly withdrawn Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in satisfaction of such guarantee in accordance with Section 21.459(c) of the TBOC) that, considered together with all other Shares, if any, beneficially owned by OpenText and affiliated entities, represent at least one Share more than two-thirds of the total number of Shares issued and outstanding (excluding from such outstanding amount any Shares held in treasury by Zix or any other Shares acquired by Zix prior to the expiration of the Offer) (the “Minimum Condition”); (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such condition, the “HSR Condition”); and (iii) those other conditions set forth in Annex I to the Merger Agreement (collectively, the “Offer Conditions”).

The Offer will initially expire at one minute after 11:59 p.m., Eastern time, on the date that is twenty (20) business days following the commencement of the Offer. The expiration date may be extended under the following circumstances: (i) if, as of the then-scheduled expiration date, the HSR Condition is not satisfied and has not been waived by Merger Sub or OpenText, to the extent waivable by Merger Sub or OpenText, then Merger Sub shall extend the Offer for consecutive periods of up to ten (10) business days per extension (or such longer period as the parties may agree) to permit the HSR Condition to be satisfied; (ii) if, as of the then-scheduled expiration date, any other Offer Condition is not satisfied and has not been waived by Merger Sub or OpenText, then Merger Sub may, without the prior written consent of Zix, extend the Offer on one or more occasions for consecutive periods of up to ten (10) business days per extension (or such longer period as the parties may agree), until such time as all Offer Conditions are satisfied; (iii) if, as of the then-scheduled expiration date of the last extension period referred to in (i) or (ii) above, any Offer Condition (other than the Minimum Condition) is not satisfied and has not been waived by Merger Sub or OpenText, then Merger Sub shall, at the request of Zix (which request may be made up to three times), extend the Offer for an additional period of up to ten (10) business days (or such longer period as Zix and OpenText may mutually agree in writing), up to and including the Termination Date (as defined in the Merger Agreement); and (iv) Merger Sub shall extend the Offer from time to time for any period required by any legal requirement, any interpretation or position of the Securities and Exchange Commission (the “SEC”) or its staff or Nasdaq applicable to the Offer. Without the written consent of Zix, Merger Sub will not be permitted to, and without the written consent of Merger Sub, Merger Sub will not be required to, extend the Offer beyond the earlier to occur of (i) the valid termination of the Merger Agreement, (ii) the Termination Date and (iii) the final Expiration Date (as defined in the Merger Agreement) following extension of the Offer in compliance with the provisions described above. Unless the Merger Agreement is validly terminated, Merger Sub may not terminate or withdraw the Offer prior to any scheduled expiration date without the prior written consent of Zix.

Subject to the satisfaction or waiver of the Offer Conditions, Merger Sub will (i) promptly after the expiration date of the Offer accept for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”) and (ii) as promptly as practicable after the Offer Acceptance Time, pay for such Shares.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 21.459(c) of the TBOC, promptly following the Offer Acceptance Time, Merger Sub will merge with and into Zix, with Zix surviving as a wholly owned subsidiary of OpenText (the “Merger”), without a meeting or vote of stockholders of Zix. At the effective time of the Merger (the “Effective Time”), each outstanding Share not purchased pursuant to the Offer (other than Shares held by Zix, OpenText, Merger Sub, any wholly owned subsidiary of Zix, OpenText or Merger Sub or by stockholders of Zix who have perfected their statutory rights of appraisal under Texas law) will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest and net of any withholding (the “Per Share Price”).

OpenText may, in its sole discretion, elect to assume or substitute some or all of the Company Stock-Based Awards or Company Options (each as defined in the Merger Agreement) in a manner contemplated by the applicable Company Stock Plan (as defined in the Merger Agreement), in which case such Company Stock-Based Awards or Company Options will not accelerate vesting in connection with the consummation of the transactions contemplated in the Merger Agreement. In the event OpenText elects such treatment, it is required to notify Zix of its decision by no later than seven calendar days following the date the Offer is commenced.

Absent a timely election by OpenText with respect to some or all of the Company Stock-Based Awards or Company Options, such remaining awards and/or options will be accelerated and receive the Per Share Price as provided for in the Merger Agreement.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Zix has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Merger Agreement also prohibits Zix’s solicitation of proposals relating to alternative transactions and restricts Zix’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both Zix and OpenText and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Zix to enter into a definitive agreement with respect to an unsolicited superior proposal, Zix will be required to pay a termination fee of $19,000,000 (the “Termination Fee”). A superior proposal includes a written proposal pursuant to which a third party would acquire 67% or more of the revenues, net income or consolidated assets of Zix and its subsidiaries or of the voting power of Zix, on terms that the board of directors of Zix determines in its good faith (after consultation with its financial and outside legal advisors) is reasonably likely to be consummated in accordance with its terms and is more favorable to Zix’s stockholders (solely in their capacity as such) from a financial point of view than the Merger and the Offer, taking into account all terms and conditions of such proposal and the Merger Agreement, and all other legal, regulatory and financing aspects of such proposal (including certainty of closing) and the identity of the third party making the proposal and all other aspects of such proposal that the board of directors of Zix (or a committee thereof) considers in good faith to be relevant. Any termination of the Merger Agreement by Zix in connection with a superior proposal is subject to certain conditions, including Zix’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of Zix, in good faith and after consultation with outside counsel, that the failure to take such action would be inconsistent with their fiduciary duties under applicable law and payment of the Termination Fee by Zix.

In addition, either Zix or OpenText may terminate the Merger Agreement, at any time prior to the time Merger Sub accepts for payment the Shares tendered pursuant to the Offer, if the Offer Acceptance Time has not occurred on or before March 8, 2022.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Tender and Voting Agreement

On November 7, 2021, in connection with the execution of the Merger Agreement, OpenText and Zix entered into a Tender and Voting Agreement (the “Voting Agreement”) with Zephyr Holdco, LLC, a Delaware limited liability company (the “Stockholder”), the holder of all of the outstanding shares of Series A Convertible Preferred Stock, par value $1.00 per share, of Zix (“Series A Shares”). Under the terms of the Voting Agreement, the Stockholder has agreed, among other things, on the terms and subject to the conditions set forth therein, to convert its Series A Shares into Shares (such converted Shares, together with any other Shares owned by the Stockholder, the “Subject Shares”), to tender its Subject Shares in the Offer, to vote its Subject Shares in favor of the Merger (to the extent not purchased in the Offer) and, subject to certain exceptions, not to transfer any of its Subject Shares. The Voting Agreement will terminate upon termination of the Merger Agreement or upon other specified events.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Additional Information

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Zix. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer referred to in this document has not yet commenced. The description contained in this document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy shares of Zix common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, OpenText and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Zix will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF ZIX’S SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting OpenText or Zix. Copies of the documents filed with the SEC by Zix will be available free of charge on Zix’s internet website at https://investor.zixcorp.com or by contacting Zix’s Investor Relations Department at 949-574-3860. OpenText’s public filings with the SEC may be obtained at OpenText’s website at http://investors.opentext.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking information related to Zix, OpenText and the proposed acquisition of Zix by OpenText that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this communication was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this communication include, among other things, statements about the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Zix’s stockholders will tender their shares in the tender offer and the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the proposed acquisition, including the timing (including possible delays) and receipt of regulatory approvals from various governmental entities; risks related to business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the proposed acquisition; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions. Zix may not succeed in addressing these and other risks. A further description of risks and uncertainties relating to Zix can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.zixcorp.com.

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2021, Zix issued a press release announcing financial results for the third quarter ending September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.	Material Modifications to Rights of Security Holders.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On November 8, 2021, Zix issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Director and Officer Tender and Voting Agreement

On November 7, 2021, in connection with the execution of the Merger Agreement, OpenText entered into a Tender and Voting Agreement (the “D&O Voting Agreement”) with certain directors and executive officers of Zix (the “Stockholders”). Under the terms of the D&O Voting Agreement, the Stockholders have agreed, among other things, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger and, subject to certain exceptions, not to transfer any of their Shares that are subject to the D&O Voting Agreement. The D&O Voting Agreement will terminate upon termination of the Merger Agreement and other specified events.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

2.1*	—	Agreement and Plan of Merger, dated November 7, 2021, by and between Zix Corporation and Open Text Corporation

10.1	—	Tender and Voting Agreement, dated November 7, 2021, by and among Zix Corporation, Open Text Corporation and Zephyr Holdco, LLC

99.1	—	Press Release issued by Zix, dated November 8, 2021

99.2	—	Press Release issued by Zix, dated November 8, 2021

104	—	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

*	Zix hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2021	ZIX CORPORATION

	By:	/s/ Noah F. Webster
	Name:	Noah F. Webster
	Title:	Chief Legal Officer